UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 27, 2021

DHI Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

delaware
(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2021 Carol Carpenter (the “Departing Director”) informed the Board of Directors (the “Board”) of DHI Group, Inc. (the “Company”) that she will resign her directorship on the Board effective January 31, 2021. Her decision was not the result of any disagreement with the Company. In connection with the foregoing, the Board desired to immediately appoint one additional member to the Board and have the new member stand for re-election at the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”).

Accordingly, on January 27, 2021, the Board appointed Kathleen M. Swann to serve on the Board as a Class II director, effective as of January 27, 2021, Ms. Swann was appointed as a Class II director in order to stand for re-election at the 2021 Annual Meeting. On January 27, 2021 and in connection with Ms. Swann’s appointment as a Class II director, Mr. Art Zeile, our Chief Executive Officer, resigned from the Board as a Class II director and was immediately reappointed as a Class I director. The resignation and reappointment of Mr. Zeile was effected solely to rebalance board classes in order to maintain the size of each class as nearly equal in number as possible in accordance with our amended and restated certificate of incorporation. For all other purposes, Mr. Zeile’s service on the Board is deemed to have continued uninterrupted.

Ms. Swann has extensive experience managing at growth stage consulting companies and digital agencies. She is the Chief Operating Officer at Purpose, a social impact digital agency, recently acquired by Capgemini. At Purpose, Ms. Swann develops growth strategies and business planning to ensure the company maximizes its resources and mobilizes talent for the greatest impact to its community and partners. Prior to joining Purpose, she served as Chief Operating Officer at Blue State Digital, a tech and creative agency that works with mission-driven organizations to build and mobilize communities, best known for its work with the Obama administration. Earlier in her career, Ms. Swann was the Chief Operating Officer at Frog Design and served in the managing director role at Fry, an ecommerce consulting firm, and Organic, a digital marketing agency. Ms. Swann earned a Bachelor of Arts from Evergreen State College and has a Master’s degree in Performance Studies from New York University. Ms. Swann also serves as a board member at Graham Windham, as well as the Women’s Forum of New York.

The Company will pay Ms. Swann the annual board fee of $35,000 for service on the Board. Ms. Swann will receive $5,000 for her service on the Compensation Committee. These cash payments will be prorated. This and the other components of the Company’s non-employee director compensation were disclosed in the Company’s proxy statement dated as of March 12, 2020 in connection with its 2020 annual meeting of stockholders. In connection with her appointment and pursuant to the Company’s 2012 Omnibus Equity Award Plan, Ms. Swann will receive a prorated grant of 11,223 shares of restricted stock and it is anticipated that she will be granted the same equity awards as those granted to other independent directors in the future.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Swann or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

ITEM 7.01.    Regulation FD Disclosure.

On January 29, 2021, the Company issued a press release in connection with the foregoing. A copy of the press release is furnished as exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 29, 2021
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date: January 29, 2021	By:	/s/ Brian P. Campbell
		Name:	Brian P. Campbell
		Title:	Chief Legal Officer